EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement No. 333-16383 of Pan Am Corporation on Form S-3 of our reports dated April 24, 1996 and March 31, 1997, appearing in this Annual Report on Form 10-K of Pan Am Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Miami, Florida
March 31, 1997